UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2013, the Compensation Committee approved a cash bonus plan that will apply to certain employees of the Company, including the Company’s executive officers (the “CLR Bonus Plan”). The CLR Bonus Plan is designed to reward the Company’s employees and executive officers for achieving annual performance and strategic goals. The CLR Bonus Plan provides for the annual payment of cash bonuses, starting with bonuses for 2013, which we expect to pay in 2014.

Under the CLR Bonus Plan, the bonus pool will be budgeted based on the aggregate target bonus amount of all employees participating in the CLR Bonus Plan (referred to herein as the “Target Pool Size”). The size of the bonus pool will be initially set within a range based on the following factors: production growth (weighted at 40%); reserve growth (weighted at 35%); and adjusted earnings per share (weighted at 25%). The Compensation Committee has complete discretion to increase, decrease or leave the size of the pool unchanged. In making the determination whether to adjust the size of the pool, the Compensation Committee will consider such matters as it deems relevant, including the Company’s performance against key strategic and other initiatives identified by the Compensation Committee in areas such as health, safety and environmental, production costs and cycle times, maintenance of financial and other ratios, budget compliance and business process improvements. The size of the bonus pool as determined by the Compensation Committee is referred to herein as the “Final Pool Size.” The ratio of the Target Pool Size to the Final Pool Size will be used to determine the Company multiplier in the calculation of an individual’s bonus amount under the CLR Bonus Plan.

Individual awards for participants in the CLR Bonus Plan, including the named executive officers listed in the Company’s proxy statement filed in connection with its 2012 Annual Meeting of Shareholders (referred to herein as the “2012 Named Executive Officers”), will be calculated utilizing the following formula:

Base Earnings x Target Bonus x Company Multiplier x Individual Multiplier = Initial Bonus Amount

Except for Mr. Hamm, our Chairman of the Board and Chief Executive Officer, the individual multiplier for the 2013 bonuses will be based on the subjective evaluation of each of the 2012 Named Executive Officers’ supervisor or supervisors. Mr. Hamm’s individual multiplier will be determined based on the subjective evaluation of the Compensation Committee.

Once the 2012 Named Executive Officers’ Initial Bonus Amounts are calculated, they will be presented to the Compensation Committee for review, and in the case of Mr. Hamm also presented to the Board, both of which retain the discretion to increase or decrease individual Initial Bonus Amounts and determine final awards.

The target annual cash bonus amounts for each of the 2012 Named Executive Officers under the CLR Bonus Plan are as follows: 100 % of base earnings for Mr. Hamm; 80 % of base earnings for Mr. Hart; 70 % of base earnings for Mr. Eissenstat; 80 % of base earnings for Mr. Hume; and 80% of base earnings for Mr. Stark.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Date: February 28, 2013	By:	/s/ Eric S. Eissenstat
Eric S. Eissenstat
Senior Vice President, General Counsel and Secretary